Exhibit No. 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-71038) of Madison Gas and Electric Company of our report dated February 6, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 26, 2003